                                                                      Exhibit 21


List of Subsidiairies of Greenhold Group, Inc.
March 31, 2001

WHOLLY-OWNED SUBSIDIARIES

Online Services of Miami, Inc., a Florida corporation
1995 E. Oakland Park Boulevard, Suite 350
Oakland Park, FL  33306

Naples and Port Charlotte POP, Inc., a Florida corporation
1342 Colonial Boulevard, Suite 17
Ft. Myers, FL  33907

Nexgen Productions, Inc., a Florida corporation
1342 Colonial Boulevard, Suite 17
Ft. Myers, FL  33907


PARTIALLY-OWNED SUBSIDIARIES

Online Services Services USA, Inc., a Florida corporation
1342 Colonial Boulevard, Suite 17
Ft. Myers, FL  33907

DNT(TECH), Inc., a Florida corporation
1995 E. Oakland Park Boulevard, Suite 350
Oakland Park, FL  33306













                                                                            E-33